                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Billserv, Inc. for the registration of 4,146,154 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2002, with respect to the consolidated financial statements of Billserv, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                          ------------------------
                                          Ernst & Young LLP


San Antonio, Texas
August 7, 2002


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